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                                                                     Exhibit 5.1

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
                                                             Sears Tower, Suite 5800
                                                             233 S. Wacker Dr.
                                                             Chicago, Illinois  60606
                                                             Tel: (312) 876-7700  Fax: (312) 993-9767
                                                             www.lw.com

[LATHAM & WATKINS LLP LOGO]                                  FIRM / AFFILIATE OFFICES
                                                             Boston        New Jersey
                                                             Brussels      New York
                                                             Chicago       Northern Virginia
September 30, 2003                                           Frankfurt     Orange County
                                                             Hamburg       Paris
                                                             Hong Kong     San Diego
                                                             London        San Francisco
                                                             Los Angeles   Silicon Valley
Bally Total Fitness Holding Corporation                      Milan         Singapore
8700 West Bryn Mawr Avenue                                   Moscow        Tokyo
Chicago, Illinois 60631                                                    Washington, D.C.

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     Re:  Registration Statement for $235,000,000 Aggregate Principal Amount of
          10 1/2% Senior Notes due 2011 and Related Guarantees

Ladies and Gentlemen

         In connection with the registration by Bally Total Fitness Holding Corporation, a Delaware corporation (the "COMPANY"), under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission on September 30, 2003 (the "REGISTRATION STATEMENT"), of $235,000,000 10 1/2% Senior Notes due 2011 (the "EXCHANGE NOTES") and the guarantees of the Exchange Notes (the "GUARANTEES") by the guarantors listed on Schedule 1 attached hereto (the "GUARANTORS"), to be issued under an Indenture dated as of July 2, 2003 (the "INDENTURE") among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "TRUSTEE"), you have requested our opinion set forth below. The Exchange Notes will be issued in exchange for the Company's outstanding 10 1/2% Senior Notes due 2011 (the "PRIVATE NOTES") on the terms set forth in the prospectus contained in the Registration Statement and Transmittal Letter filed as an exhibit thereto (the "EXCHANGE OFFER").

         We are familiar with the proceedings taken by the Company in connection with the authorization of the Indenture and the Exchange Notes. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Guarantors are addressed in the opinion of Cary A. Gaan, Senior Vice President, General Counsel and Secretary of the Company, of even date herewith, which has separately been provided to you, and we express no opinion with respect to those matters.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:


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Bally Total Fitness Holding Corporation
September 30, 2003
Page 2

[LATHAM & WATKINS LLP LOGO]

     (1) The Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (2) The Indenture is a legally valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms.

     (3) The Exchange Notes to be exchanged for the Private Notes pursuant to the Exchange Offer have been duly authorized by all necessary corporate action of the Company and, when executed, issued, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the Indenture in the manner contemplated by the Registration Statement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (4) The notation of Guarantee to be endorsed on the Exchange Notes, when executed and delivered in accordance with the terms of the Indenture (assuming the due execution, issue and authentication of the Exchange Notes in accordance with the terms of the Indenture and delivery and payment therefor in the manner contemplated by the Registration Statement), will be a legally valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms.

     The opinions rendered in paragraphs 1 through 4 above relating to the enforceability of the Indenture, the Exchange Notes and the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principals of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.15 of the Indenture.

     With your consent, we have assumed for purposes of this opinion that each of the parties to the Indenture, the Exchange Notes and the Guarantees (collectively the "OPERATIVE DOCUMENTS") other than the Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party; and (c) has duly authorized, executed and delivered each such Operative Document. We have also assumed for purposes of this



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Bally Total Fitness Holding Corporation
September 30, 2003
Page 3

[LATHAM & WATKINS LLP LOGO]

opinion that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations, and that the Indenture constitutes a legally valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters".


                                      Very truly yours,























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                                   SCHEDULE 1

                                   GUARANTORS

59th Street Gym, LLC
708 Gym, LLC
Ace LLC
Bally Fitness Franchising, Inc.
Bally Franchise RSC, Inc.
Bally Franchising Holdings, Inc.
Bally Total Fitness Clinics, Inc.
Bally Total Fitness Corporation
Bally Total Fitness International, Inc.
Bally Total Fitness of Missouri, Inc.
Bally Total Fitness of Toledo, Inc.
BFIT Rehabilitation Services, Inc.
BFIT Rehab of Boca Raton, Inc.
BFIT Rehab of Kendall, Inc.
BFIT Rehab of West Palm Beach, Inc.
Connecticut Coast Fitness Centers, Inc.
Connecticut Valley Fitness Centers, Inc.
Crunch LA LLC
Crunch World LLC
Flambe LLC
Greater Philly No. 1 Holding Company
Greater Philly No. 2 Holding Company
Health & Tennis Corporation of New York
Holiday Health Clubs of the East Coast, Inc.
Holiday Health & Fitness Centers of New York, Inc.
Holiday Health Clubs and Fitness Centers, Inc.
Holiday Health Clubs of the Southeast, Inc.
Holiday/Southeast Holding Corp.
Holiday Spa Health Clubs of California
Holiday Universal, Inc.
Crunch Fitness International, Inc.
Jack La Lanne Fitness Centers, Inc.
Jack La Lanne Holding Corp.
Manhattan Sports Club, Inc.
Mission Impossible, LLC
New Fitness Holding Co., Inc.
Nycon Holding Co., Inc.
Physical Fitness Centers of Philadelphia, Inc.
PowerFlex Corporation
Providence Fitness Centers, Inc.
Rhode Island Holding Company
Scandinavian Health Spa, Inc.
Scandinavian US Swim & Fitness, Inc.

Soho Ho LLC
Sportslife, Inc.
Sportslife Gwinnett, Inc.
Sportslife Roswell, Inc.
Sportslife Stone Mountain, Inc.
Sportslife Town Center II, Inc.
Tidelands Holiday Health Clubs, Inc.
U.S. Health, Inc.
West Village Gym at the Archives LLC




























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